Exhibit 99.1
Fannie Mae
2006 10-K Investor Summary
Fannie Mae
August 16,2007

^ These materials present tables and other information about Fannie Mae. including information contained in Fannie Mae’s Annual Report on Form 10-K for the year’ ended December 31,2006. These materials should be reviewed together with the 2006 Form 10-K, a copy of which is available on the company’s Web site at www.fanniemae.com under the “Investor Relations” section of the Web site.
^ More complete information about Fannie Mae, its business, business segments, financial condition and results of operations are contained in the 2006 Form 10-K, which also includes more detailed explanations and additional information relating to the information contained in this presentation. Footnotes to the included tables have been omitted.
^ Statements in these materials, including those relating to our expected future credit losses, market share and administrative expenses, as well as the quality of pur mortgage credit book of business and its credit characteristics, may be considered forward-looking statements within the meaning of the federal securities laws, and Fannie Mae’s future performance may differ materially from what is indicated in any forward-looking statements. Information that could cause actual results to differ materially from these statements is detailed in the 2006 Form 10-K, including the “Risk Factors” section.

^ Continue to hit key milestones
· Continued momentum towards current filing status — on track to meet February 2008 goal
· 2006 10-K-8/16/07
· 2005 10-K-5/2/07
· 2004 10-K with Restated Historical Results-12/6/06
^ Demonstrated commitment to return capital to shareholders
• Two dividend increases in last eight months (to $0.50/share per quarter)
^ Businesses well-positioned to take advantage of opportunities in evolving market
· Guaranty businesses momentum
· Increasing Single-Family market share
· Capital Markets’ continued support of MBS, and focus on long-term total return, while maintaining compliance with an OFHEO-directed cap on our mortgage portfolio. ^ Risk measures demonstrate effectiveness of risk disciplines
· Credit characteristics of existing book remain strong, though we expect our credit loss ratio will increase in 2007 to what we believe represents our normal historical range of 4-6 basis points (e.g. 1990-1997)
· Duration gap continues in +/- one month range
^ Building the foundation needed to support a dynamic, growing business
· Strong capital position
· Remediation of many controls issues
· Improving systems infrastructure
· Progress toward reducing 2007 administrative expenses and establishing a lower run-rate for 2008

^ 2006 results reflect a challenging market environment, as well as significant restatement and remediation efforts.
· Net income available to common stockholders decreased to $3.5 billion, a $2.3 billion or 39% decrease
· Administrative expenses increased from $2.1 billion to $3.1 billion
· Book of business grew 7% to $2.5 trillion, despite the competitive environment
· Credit-related expenses increased to $783 million from $428 million
· Average effective guaranty fee rate remained strong and stable, 21.8 bps in both 2006 and 2005
· Core capital grew to $42.0 billion, $3.8 billion above our OFHEO-designated 30% capital surplus requirement
· Estimated fair value of net assets (non-GAAP), before capital transactions, grew by $2.2 billion, or 5%
· Interest rate risk and credit risk measures reflected a generally strong book, though the credit oss ratio increased to 2.7 bps, closer to the higher historical levels
Source: Consolidated Statements of Income, Table 6, Table 23, Table 27, Table 34, Table 40

Increase (Decrease)
For the Year Ended December 31.* 2006 vs. 2005 2005 vs. 2004
2006 2005 2004 $ % $ %
(Dollars in millions) Net Revenues:
| Single-Family Credit Guaranty $ 6,073 $ 5,585 $ 5,007 $ 488 9% $ 578 12% |
Housing and Community Development 510 607 527 (97) (16) 80 15
| Capital Markets 5.202 10.764 16.666 (5.562) (52) (5.902) 05) |
Total $ 11.785 $ 16.956 $ 22.200 $ (5.171) (30)% $ (5.244) (24)%
Net income:
Single-Family Credit Guaranty $ 2,044 $ 2,623 $ 2,396 $ (579) (22)% $ 227 9%
Housing and Community Development 338 503 425 (165) (33) 78 18
Capital Markets 1.677 3.221 2.146 (1.544) (48) 1.075 _5_0_
| Total S 4.059 S 6.347 S 4.967 S (2.288) (36)% S 1.380 28%~|
^ Net Income decreased to $4.1 billion, a $2.3 billion or 36% decrease from 2005 levels.
^ Single-Family net revenues increased to $6.1 billion, up 9%. Net income declined to $2.0 billion, down 22% from 2005. Key drivers included higher losses on certain guaranty contracts, higher administrative expenses, and higher credit expenses, offset partially by higher guaranty fee income, and fee and other income. ^ Net income for the HCD business segment decreased by $165 million or 33% in 2006 from 2005 resulting from an increase in administrative expenses and credit enhancement expense and a decline in net revenues, which were partially offset by increased investment tax credits from HCD’s Low Income Tax Credit investments. ^ Our Capital Markets business generated $1.7 billion in net income, down 48%, as lower net interest income and higher administrative expenses were partially offset by declines in derivative fair value losses, and declines in investment losses.
Source: Consolidated Statements of Income, Table 11 * Reflects changes made to 2005 and 2004 segment presentation to correct allocation methodologies.

For the Year Ended December 31.2006*
Single-Family Capital
Credit Guaranty HCD Markets Total
(Dollars in millions)
Net interest income (expense) $ 926 $ (331) $ 6,157 $ 6,752
Guaranty fee income (expense) 4,785 486 (1,097) 4,174
Losses on certain guaranty contracts (431) (8) — (439)
Investment gains (losses), net 97 — (780) (683)
Derivatives fair value losses, net — — (15522) (1,522)
Debt extinguishment gains, net — — 201 201
Losses from partnership investments — (865) — (865)
Fee and other income 362 355 142 859
Non-interest income (loss) 4,813 (32) (3,056) 1,725
Provision for credit losses 577 12 — 589
Restatement and related regulatory expenses 499 202 362 1,063
Other expenses 1,530 528 554 2,612
Income (loss) before federal income taxes and extraordinary gains 3,133 (1,105) 2,185 4,213
Provision (benefit) for federal income taxes 1,089 (1,443) 520 166
Income before extraordinary gains 2,044 338 1,665 4,047
Extraordinary gains, net of tax effect — — 12 12
2006 Net income $ 2,044 $ 338 $ 1,677 $ 4,059
2005 Net income $ 2,623 $ 503 $ 3,221 $ 6,347
2004 Net income $ 2,396 $ 425 $ 2,146 $ 4,967
.___Single-Family Credit Guaranty \ HCD _. .___Capital Markets .
$mm $mm $mm
° 2004 2005 2006 | I ° 2004 2005 2006 I | 2004 2005 2006 I
Source: Notes to Consolidated Financial Statements — Footnote 15 * Reflects changes made to 2005 and 2004 segment presentation to correct allocation methodologies. *

For the Year Ended December 31, Dollars in millions, except per share amounts 2006 2005 2004
Net interest income $ 6,752 $ 11,505 $ 18,081
Derivatives fair value losses, net (1,522) (4,196) (12,256)
Guaranty fee income 4,174 3,925 3,715
Losses on certain guaranty contracts (439) (146) (HI)
Fee and other income 859 1,526 404
Investment losses, net (683) (1,334) (362)
Debt extinguishment gains (losses), net 201 (68) (152)
Losses from partnership investments (865) (849) (702)
Administrative expense (3,076) (2,115) (1,656)
Provision for credit losses (589) (441) (352)
Foreclosed property expense (income) (194) 13 (11)
Other non-interest expense (405) (249) (599)
Provision for federal income taxes (166) (1,277) (1,024)
Extraordinary gains (losses), net of tax effect 12 53 (8)
Netincome 4,059 6,347 4,967
Diluted earnings per share $[3]-[65] $6.01 $4.94
I Cumulative Net Income, 2004-2006 $15,373
I . l.
Source: Consolidated Statements of Income °

Ratios: 2006 2005 2004 2003 2002
Return on assets ratio 0.42% 0.63% 0.47% 0.82% 0.44%
Return on equity ratio 11.3 19.5 16.6 27.6 15.2
Equity to assets ratio 4.8 4.2 3.5 3.3 3.2
Dividend payout ratio 32.4 17.2 42.1 20.8 34.5
Average effective guaranty fee rate 21.8bp 21.8bp 21.4 bp 21.6bp 19.3 bp
(in basis points)
Credit loss ratio (in basis points) 2.7 bp 1.9 bp 1.0 bp 0.9 bp 0.8 bp
Source: Item 6: Selected Financial Information

—i^j Total Stockholders’ Equity |—i p^; 1 Total Assets]
° 2002 2003 2004 2005^ 2006^]^^ 3<$ ^Jg ^j J..I^..^ 2004 2005 2006
Total assets 843,936 834,168 1,020,934 1,022,275 904,739
Short-term debt 165,810 173,186 320,280 343,662 293,538
Long-term debt 601,236 590,824 632,831 617,618 547,755
Total liabilities 802,294 794,745 981,956 990,002 872,840
Preferred stock 9,108 9,108 9,108 4,108 2,678
Total stockholders’equity 41,506 39,302 38,902 32,268 31,899
Regulatory Capital Data:
Core capital $ 41,950 $ 39,433 $ 34,514 $ 26,953 $ 20,431
Total capital 42,703 40,091 35,196 27,487 20,831
Mortgage Credit Book of Business Data:
Mortgage portfolio $ 728,932 $ 737,889 $ 917,209 $ 908,868 $ 799,779
Fannie Mae MBS held by third parties 1,777,550 1,598,918 1,408,047 1,300,520 1,040,439
Other guarantees 19,747 19,152 14,825 13,168 12,027
Mortgage credit book of business $7. S7.fi 7.7.9 $7355959 $7340081 $777755fi $1 857.745
$mm Mortgage Credit Book of Business] I $mm ~| Core Capital ° 2002 2003 2004 2005 20“06~ | I ° 2002 2003 2004 2005 2006
Source: Item 6: Selected Financial Information

Net Interest Income and Yield

FannieMae

	For the Year Ended December 31,								
	2006			2005			2004		
	Average Balance	Interest Income/ Expense	Average Rates Earned/Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/Paid
				(Dollars in millions)					
Interest-earning assets:									
Mortgage loans	$ 376,016	$ 20,804	5.53%	$ 384,869	$ 20,688	5.38%	$ 400,603	$ 21,390	5.34%
Mortgage securities	356,872	19,313	5.41	443,270	22,163	5.00	514,529	25,302	4.92
Non-mortgage securities	45,138	2,734	6.06	41,369	1,590	3.84	46,440	1,009	2.17
Federal funds sold and securities purchased under agreements to resell	13,376	641	4.79	6,415	299	4.66	8,308	84	1.01
Advances to lenders	5,365	135	2.52	4,468	104	2.33	4,773	33	0.69
Total interest-earning assets	$ 796,767	$ 43,627	5.48%	$ 880,391	$ 44,844	5.09%	$ 974,653	$ 47,818	4.91%
Interest-bearing liabilities:									
Short-term debt	$ 164,566	$ 7,724	4.69%	$ 246,733	$ 6,535	2.65%	$ 331,971	$ 4,380	1.32%
Long-term debt	604,555	29,139	4.82	611,827	26,777	4.38	625,225	25,338	4.05
Federal funds purchased and securities sold under agreements to repurchase	320	12	3.75	1,552	27	1.74	3,037	19	0.63
Total interest-bearing liabilities	$ 769,441	$ 36,875	4.79%	$ 860,112	$ 33,339	3.88%	$ 960,233	$ 29,737	3.10%
Impact of net non-interest bearing funding	$ 27,326		0.16%	$ 20,279		0.10%	$ 14,420		0.05%
Net interest income/net interest yield		$ 6,752	0.85%		$ 11,505	1.31%		$ 18,081	1.86%

Key Drivers:

- Higher debt costs due to flattening of the yield curve
- Decrease in average portfolio size

Source: Table 4

8

Derivative Fair Value & Purchased Options Premiums Data

FannieMae

Money spent to purchase options

Money spent to terminate derivatives

Net accrued interest on interest rate swaps

Reduction due to:

- Upward trend in interest rates and reduction in contractual interest expense, partially offset by lower implied interest rate volatility

Supplemental disclosures on options book

	As of December 31, 2006	2005	2004
	(Dollars in millions)		
Beginning net derivative asset	$ 4,372	$ 5,432	$ 3,988
Effect of cash payments:			
Fair value at inception of contracts entered into during the period	(7)	846	2,998
Fair value at date of termination of contracts settled during the period [1]	(106)	879	4,129
Periodic net cash contractual interest payments	1,066	1,632	6,526
Total cash payments	953	3,357	13,653
Income statement impact of recognized amounts:			
Periodic net contractual interest expense accruals on interest rate swaps	(111)	(1,325)	(4,981)
Net change in fair value during the period	(1,489)	(3,092)	(7,228)
Derivatives fair value losses, net	(1,600)	(4,417)	(12,209)
Ending net derivative asset	$ 3,725	$ 4,372	$ 5,432
Risk management derivatives fair value gains (losses) attributable to:			
Net contractual interest expense accruals on interest rate swaps	$ (111)	$ (1,325)	$ (4,981)
Net change in fair value of terminated derivative contracts from end of prior year to date of termination	(176)	(1,434)	(4,096)
Net change in fair value of outstanding derivative contracts, including derivative contracts entered into during the period	(1,313)	(1,658)	(3,132)
Risk management derivatives fair value losses, net	$ (1,600)	$ (4,417)	$ (12,209)

	Original Premium Payments	Original Weighted Average Life to Expiration	Remaining Weighted Average Life
	(Dollars in Millions)		
Outstanding options as of December 31, 2005	$ 11,658	6.5 years	4.3 years
Purchases	---		
Exercises	(1,811)		
Terminations	(278)		
Expirations	(800)		
Outstanding options as of December 31, 2006	$ 8,769	9.2 years	5.7 years

[1] Primarily represents cash paid (received) upon termination of derivative contracts. The original fair value at termination and related weighted average life in years at termination for those contracts with original scheduled maturities during or after 2006, 2005, and 2004 were $13.9 billion and 9.7 years; $14.9 billion and 7.6 years; and $15.3 billion and 6.6 years respectively.

Source: Table 9, Table 19, Table 20

9

For the Year Ended December 31,
2006 2005 Variance Amount Rate Amount Rate Amount Rate (in millions) (inbps) (in millions) (inbps) (in millions) (inbps) Guaranty fee income/average effective guaranty fee rate, excluding buy-up impairment $ 4,212 22.0 $ 3,974 22.1 $ 238 (0.1) Buy-up impairment (38) (0.2) (49) (0.3) jj (H Guaranty fee income/average effective ___ guaranty fee rate $ 4,174 ^21.8^ $ 3,925 ^21.8^ $ 249 ^7o.O)^ Average outstanding Fannie Mae MBS and other guaranties $1,915,457 $1,797,547 $117,910 Fannie Mae MBS issues 481,704 510,138 (28,434) Source: Table 6

Credit Losses(1VBook of Business Single-Family Serious Delinquency Rate<[2]> r Bps Percentage - ‘ Credit Enhanced 0 m ^ Non-Credit Enhanced _^^^W 2.5 -f— ^ 1 •* Total n^XXy ^T * Credit Loss Ratio * Excluding Impact 0.0 0.00 FY 2003 FY 2004 FY 2005 FY 2006 YE 2001 YE 2002 YE 2003 YE 2004 YE 2005 YE 2006 (1) Credit losses include foreclosed property expenses plus net charge-offs. (2) Greater than 90 days past due (2) Under SOP 03-3, we are required to record as a charge-off the excess of the acquisition price over fair value of delinquent loans we purchase from Fannie Mae MBS trusts. ^ Higher credit loss ratio primarily due to continued weakness in the Midwest region of the U.S. as well as due to overall weaker home price appreciation. Source: Table 40 Source: Table 37

For the Year Ended December 31, (Dollars in millions) 2006 2005 2004 Salaries and Employee Benefits $1,219 $ 959 $ 892 Professional Services 1,393 792 435 Occupancy Expenses 263 221 185 Other Administrative Expenses 201 143 144 Total Administrative Expenses $ 3.076 $2.115 $ 1.656 Increased due to costs associated with our efforts to return to timely financial reporting and an increase in our ongoing daily operations costs. Source: Consolidated Statements of Income

For the Year Ended December 31, 2006 2005 2004 (Dollars in millions) Other-than-temporary impairment on AFS securities $(853) $(1,246) $(389) Lower-of-cost-or-market adjustments on HFS loans (47) (114) (HO) Gains (losses) on Fannie Mae portfolio securitizations, net 152 259 (34) Gains on sale of investment securities, net 106 225 185 Unrealized gains (losses) on trading securities, net 8 (415) 24 Other investment losses, net (49) (43) (38) Investment losses, net $(683) $(1.334) $(362) Source: Table 8

For the Year Ended December 31, 2006 2005 2004 (Dollars in millions) Transaction fees $ 124 $ 136 $ 152 Technology fees 216 223 214 Multifamily fees 292 432 244 Foreign currency exchange gains (losses) (230) 625 (304) Other 457 110 98 Fee and other income $ 859 $1,526 $ 404 >- Fee and other income declined in 2006 primarily due to foreign currency exchange losses of $230 million in 2006 vs. gains of $625 million in 2005. >- Our foreign currency exchange gains (losses) are offset by corresponding net losses (gains) on foreign currency swaps, which are recognized as a component of “Derivatives fair value gains (losses), net.” Source: Table 7

For the Year Ended December 31, (Dollars in millions) 2006 2005 2004 Statutory corporate tax rate 35.0% 35.0% 35.0% Tax exempt interest and dividends-received deductions... (6.0) (4.0) (5.4) Equity investments in affordable housing projects (25.0) (13.1) (14.5) Penalty — - 2.4 Other (0.1) (1.0) (0.3) Effective Tax Rate 3.9% 16.9% 17.2% Current income tax expense $ 745 $ 874 $ 2,651 Deferred income tax (benefit) expense (579) 403 (1,627) Provision for federal income taxes $ 166 $1,277 $ 1,024 ^ Variance in our effective tax rate over the past three years is primarily due to the combined effect of fluctuations in our pre-tax income, which affects the relative tax benefit of tax-exempt income and tax credits, and an increase in the dollar amount of tax credits related to our equity investments in affordable housing. Source: Footnote 11

Change in Estimated Fair Value of Net Assets (Non-GAAP)

FannieMae

(Dollars in millions)	2006	2005
Balance as of January 1	$42,199	$40,094
Capital transactions:		
Common dividends, common share repurchases and issuances, net	(1,030)	(943)
Preferred dividends	(511)	(486)
Capital transactions, net	(1,541)	(1,429)
Change in estimated fair value of net assets, excluding capital transactions	2,243	3,534
Increase in estimated fair value of net assets, net	702	2,105
Balance as of December 31	$42,901	$42,199

Estimated Fair value of net assets, has increased by $0.7 billion, $2.2 billion net of capital transactions

Key Drivers:

- Payments of $1.7 billion of dividends to holders of common and preferred stock
- A decrease in the estimated fair value of our net guaranty assets of approximately $1.4 billion driven primarily by the slowdown in home price appreciation that occurred in 2006
- A widening in OAS on securities held by us resulted in a decrease in fair value of our mortgage assets.
- A decline in agency debt OAS relative to LIBOR resulted in an increase in the fair value of our liabilities, that further decreased the overall fair value of our net assets.
- More than offsetting the decline in fair value of net assets due to changes in spreads was an increase in fair value due to a decrease in implied volatility.

Source: Table 23

The estimated fair value of our net assets (non-GAAP) represents the estimated fair value of total assets less the estimated fair value of total liabilities. We reconcile the estimated fair value of our net assets (non-GAAP) to total stockholders' equity (GAAP) in the Appendix.

16

APPENDIX
^ The following sets forth a reconciliation of the estimated fair value of our net assets (non-GAAP) to total stockholders’ equity (GAAP). A more detailed reconciliation is contained in Table 21 of the 2006 Form 10-K. (Dollars in millions) As of December 31. 2006 2005 Estimated Fair Value of Net Assets, net of tax effect (non-GAAP) $ 42,901 $ 42,199 Fair value adjustments (1.395^ (2.897) ® Total Stockholders’Equity (GAAP) $41.506 $ 39.302 (1) Represents fair value increase of $1.6 billion to total assets of $843.9 billion less a fair value increase of $0.2 billion to total liabilities of $802.3 billion. (2) Represents fair value increase of $1.9 billion to total assets of $834.2 billion, plus a fair value decrease of $1.0 billion to total liabilities of $794.7 billion.